CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated March 17, 1999, relating to the financial statements and financial highlights appearing in the February 28, 1999 Annual Report to Shareholders of the Maryland Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, New York Tax-Free Bond Fund, New York Tax-Free Money Fund, Virginia Tax-Free Bond Fund, Virginia Short-Term Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, Georgia Tax-Free Bond Fund, and Florida Intermediate Tax-Free Fund (the portfolios comprising the T. Rowe Price State Tax-Free Income Trust), which is incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
April 22, 1999